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                                                                    EXHIBIT 99.1
[ENGAGE LOGO]
                                                            Contact:
                                                            Peggy O'Shea
                                                            Fleishman-Hillard
                                                            osheap@fleishman.com
                                                            Phone: 617-267-8223
                                                            Mobile: 617-331-6989

                      ENGAGE ADOPTS STOCKHOLDER RIGHTS PLAN

ANDOVER, Mass., October 4, 2002 - Engage, Inc. (OTCBB: ENGA), a pioneer in enterprise software and services for advertisers, marketers and publishers, today announced that it has adopted a stockholder rights plan designed to protect the long-term interests of Engage and its stockholders in the event of an unsolicited takeover attempt by, among other things, encouraging potential acquirers of Engage to negotiate with the Board of Directors so as to enhance the Board's ability to achieve the best possible value for all of Engage's stockholders. The plan was not adopted in response to any present plan or attempt to acquire Engage.

Under the plan, each holder of Engage common stock as of the close of business on October 7, 2002 will receive one right for each share of common stock held. Each right entitles the holder to purchase from Engage one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price of $1.25, subject to adjustment. The rights will become exercisable and will detach from the common stock a specified period of time after any person has become the beneficial owner of 15% or more of Engage outstanding common stock or has commenced a tender or exchange offer which, if consummated, would result in such person becoming the beneficial owner of 15% or more of Engage's outstanding common stock.

In the event that any person becomes the beneficial owner of 15% or more of Engage's outstanding common stock, or Engage is involved in certain mergers or other business combinations or sells or transfers more than 50% of its assets or earning power, each right will entitle the holder, other than such acquiring person, to purchase for the then applicable purchase price that amount of Engage common stock or common stock of the acquiring person, as applicable, at a 50% discount to the then current market price of the stock.

Engage may amend the plan or redeem the rights at a price of $0.01 per right at any time prior to the time a person has become the beneficial owner of 15% or more of Engage's outstanding common stock. The rights will expire on October 4, 2012, unless earlier exchanged or redeemed.

ABOUT ENGAGE, INC.
Engage, Inc. (OTCBB: ENGA) is a leading provider of advertising, marketing and promotion (AMP) software solutions. Engage's digital asset management and workflow automation software enables the creation, production and delivery of marketing and

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www.engage.com                Engage, Inc. 100 Brickstone Square, 2nd Floor Andover, MA 01810  tel 978-684-3884  fax 978-684-3636
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advertising content more quickly and efficiently, increasing time-to-market advantages, boosting productivity and ultimately driving higher ROI from marketing programs and advertising campaigns. The company's Internet ad management business platform powers the effective and efficient design and delivery of online campaigns for web publishers who are competing for advertising revenue in a rapidly evolving medium. A publicly owned company,
Engage is headquartered in Andover, Massachusetts, with European headquarters in
London and offices worldwide. For more information on Engage, please call 877-U
ENGAGE or visit http://www.engage.com

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements and include statements regarding the implication that Engage may be acquired in the future. Such statements are based on our current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to, the risks discussed in Engage's Annual Report on Form 10-K for the fiscal year ended July 31, 2001. Forward-looking statements speak only as of the date they are made, and we undertake no duty or obligation to update any forward-looking statements in light of new information or future events, unless required by law.

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www.engage.com                Engage, Inc. 100 Brickstone Square, 2nd Floor Andover, MA 01810  tel 978-684-3884  fax 978-684-3636
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